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                                                                     EXHIBIT 4.5

                     1999 PINNACLE OIL INTERNATIONAL, INC.

                          EXECUTIVE STOCK OPTION PLAN

     The Board of Directors of Pinnacle Oil International, Inc. (the "Company"), a corporation organized under the laws of the State of Nevada, hereby adopts this 1999 Pinnacle Oil International, Inc. Executive Stock Option Plan.

     WHEREAS, the growth, development and financial success of the Company (and any parents and/or any subsidiaries of the Company) is and will remain dependent, in significant part, upon the judgment, initiative, efforts and/or services their principal executive officers;

     WHEREAS, the Company desires, in order to attract, compensate and motivate selected executive officers for the Company (and any parent and/or any subsidiaries of the Company), and to appropriately compensate them for their efforts, to create a stock option plan which will enable the Company, in its sole discretion and from time-to-time, to offer to or provide such persons with incentives and/or inducements in the form of options to acquire capital stock of the Company, thereby affording such persons with an opportunity to share in potential capital appreciation in the capital stock of the Company and/or potential distributions made in connection therewith;

     WHEREAS, the Company further desires that the stock plan be structured to permit it, in its sole discretion, to offer and issue options to purchase capital stock which are classified as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended;

     WHEREAS, the Company further desires that the stock plan be structured to permit it, in its sole discretion, to offer and issue options to acquire capital stock in reliance upon certain exemptions from registration or qualification afforded under certain federal, state, territorial and/or provincial securities laws to be selected by the Company as are or may become applicable; and

     WHEREAS, insofar as the Company's common stock is currently registered under Section12(g) of the Securities and Exchange Act of 1934, the Company desires that the stock plan be structured to comply with the Securities and Exchange Act of 1934 for so long as the Company's common stock or any of its other equity securities are registered under Sections 12(b) or 12(g) of the Securities and Exchange Act of 1934.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Set forth below are definitions of capitalized terms which are generally used throughout the Plan, or references to provisions containing such definitions (Capitalized terms used only in a specific section of the Plan are defined in such section):

     1.01 "Applicable Laws" means the requirements relating to the administration of stock plans under: (i) applicable corporate laws of the United States and the State of Nevada and, to the extent applicable, any foreign country or jurisdiction where Options are, or will be, granted under the Plan, including Canada and the Province of Alberta; (ii) applicable Securities Laws (including those of any foreign country or jurisdiction where Options are, or will be, granted under the Plan, including Canada and the Province of Alberta),
(iii) the Code; and (iv) any stock exchange or quotation system on which the Common Stock is listed or quoted.

     1.02 "Approved Corporate Transaction" shall mean any time the Board and/or, to the extent required by law, the stockholders of the Company, approve either:
(i) a merger or

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consolidation or stock exchange or divisive reorganization (i.e., spin-off, split-off or split-up) and/or other reorganization with respect to the Company and/or its stockholders, or (ii) the sale, transfer, exchange or other disposition by the Company of fifty percent (50%) or more of its assets in a single or series of related transactions, is approved, provided, however, the term Approved Corporate Transaction shall not include any transaction wherein the stockholders of the Company immediately before such transaction directly or indirectly own, immediately following such transaction, a majority of the Total Combined Voting Power (as such term is defined in section 1.05A below) of the
                                                  -------------
outstanding Voting Securities (as such term is defined in section 1.05A below)
                                                          -------------
of the surviving corporation (or other entity) resulting from such transaction pursuant to clause (i), or the acquiring corporation (or other entity) pursuant to clause (ii).

     1.03 "Blue Sky Laws" shall mean the securities laws of any state or territory of the United States, including any regulations or rules promulgated thereunder, which may apply to a transaction described in this Plan by reason of, among other things, the Recipient's residing in such, state and/or territory at the time of such transaction.

     1.04 "Board" shall mean the Board of Directors of the Company, as such body may be reconstituted from time to time.

     1.05 "Change In Control" shall mean the occurrence of any "Control Acquisition" or any "Significant Board Change" (as such terms are defined below).

          A. "Control Acquisition" shall mean any time an "Acquiring Person" attains, by reason of and immediately after a transaction or series of related transactions (other than a "Non-Control Transaction"), "Beneficial Ownership" of fifty percent (50%) or more of the "Total Combined Voting Power" of the Company's then outstanding "Voting Securities" (all as defined below); unless the Board determines that it is not in the best interests of the Company for such transaction to be construed as a Control Acquisition; provided, however that at the time of such approval of the Board there are then in office not less than two Continuing Directors (as such term is defined below) and such action or transaction or series of related actions or transactions are approved by a majority of the Continuing Directors then in office.

             (1) "Acquiring Person" shall mean any "Person" (as defined below) with the exception of: (A) any Employee Benefit Plan (or a trust forming a part thereof) maintained by the Company, or by any corporation or entity in which the Company holds fifty percent (50%) or more of the Voting Securities (each, a "Controlled Subsidiary"); (B) the Company or any Controlled Subsidiary; or (C) any Person which acquires the threshold percentage of Voting Securities through a Non-Control Transaction.

             (2) "Non-Control Transaction" shall mean any transaction in which the stockholders of the Company immediately before such transaction directly or indirectly own, immediately following such transaction, at least a majority of the Total Combined Voting Power (as defined below) of the outstanding Voting Securities (as defined below) of the surviving corporation (or other entity) resulting from such transaction, in substantially the same proportion as such stockholders' ownership of the Company's Voting Securities immediately before such transaction.

             (3) "Person," "Beneficial Ownership," "Total Combined Voting Power" and "Voting Securities" shall have the meaning described to such terms in Sections 13(d) and 14(d) of the Exchange Act and Rule 13d-3 promulgated thereunder.

             (4) "Continuing Director" shall mean: (A) any member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an "Affiliate"

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     or "Associate" (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or any such Affiliate or Associate, and was a member of the Board prior to the date of this Plan, or (B) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors. The terms "Affiliate" and "Associates" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

             (5) Notwithstanding the foregoing, a Control Acquisition shall not be deemed to have occurred solely because any Person acquires Beneficial Ownership of more than the threshold percentage of the outstanding Voting Securities as a result of an acquisition of Voting Securities by the Company (each, a "Redemption") which, by reducing the number of Voting Securities outstanding, increased the percentage of outstanding Voting Securities Beneficially Owned by such Person; provided, however, that if
     (A) a Control Acquisition would occur as a result of a Redemption but for the operation of this sentence, and (B) after such Redemption, such Person becomes the Beneficial Owner of any additional Voting Securities, which increase the percentage of the then outstanding Voting Securities Beneficially Owned by such Person over the percentage owned as a result of the Redemption, then a Control Acquisition shall occur.

          B. "Significant Board Change" shall mean any time, during any period of three (3) consecutive years after the date of this Agreement, wherein the individuals who constituted the Board at the beginning of such period (the "Incumbent Board") cease to constitute a majority of the Board, for any reason other than: (1) the voluntary resignation of one or more Board members; (2) the refusal by one or more Board members to stand for election to the Board; and/or
(3) the removal of one or more Board members for good cause; provided, however,
(A) that if the nomination or election of any new director of the Company was approved by a vote of at least a majority of the Incumbent Board, such new director shall be deemed a member of the Incumbent Board; and (B) that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act), or as a result of a solicitation of proxies or consents by or on behalf of an Acquiror, other than a member of the Board (a "Proxy Contest"), or as a result of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

     1.06 "Code" shall mean the United States Internal Revenue Code of 1986, as amended (references herein to sections of the Code are intended to refer to sections of the Code as enacted at the time of the adoption of the Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

     1.07 "Commission" shall mean the United States Securities and Exchange Commission.

     1.08 "Common Stock" shall mean the Company's common stock, par value
$0.001.

     1.09 "Company" shall mean Pinnacle Oil International, Inc., a Nevada corporation and its successors.

     1.10 "Consent of Spouse" shall mean that Consent of Spouse in such form as prescribed by the Plan Administrator from time-to-time.

     1.11 "Disability" (or the related term "Disabled") shall be defined, without limitation, as any of the following: (i) the receipt of any disability insurance benefits by the Recipient; (ii) a

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declaration by a court of competent jurisdiction that the Recipient is legally incompetent; (iii) the Recipient's material inability due to medically documented mental or physical illness or disabilities to fully perform the Recipient's regular obligations as an Employee under such office, with reasonable accommodation if then required by applicable federal, state, territorial and/or provincial laws or regulations, for a three (3) month continuous period, or for six (6) cumulative months within any one (1) year continuous period, or the reasonable determination by the Board that the Recipient will not be able to fully perform the Recipient's regular obligations as an Employee under such office, with reasonable accommodation if then required by applicable federal, state, territorial and/or provincial laws or regulations, for a three (3) month continuous period. If the Board determines that the Recipient is Disabled under clause (iii) above, and the Recipient disagrees with
                            ------------
the conclusion of the Board, then the Company shall engage a qualified independent physician reasonably acceptable to the Recipient to examine the Recipient at the Company's sole expense. The determination of such physician shall be provided in writing to the parties and shall be final and binding upon the parties for all purposes of this Agreement. The Recipient hereby consents to examination in the manner set forth above, and waives any physician-patient privilege arising from any such examination as it relates to the determination of the purported disability.

     1.12 "Eligible Executive Officer" shall mean any Employee who is a natural person who, at the applicable time of the grant or award of an Option under the Plan, is also an Executive Officer of the Company and/or of any Parent and/or of any Subsidiary. Notwithstanding the foregoing, no Option hereunder may be granted with respect to: (i) any circumstances which would not be considered to be either a bonus or reward for services provided, or compensation for goods or services rendered; or (ii) services rendered wholly or partially in connection with the offer and sale of securities in a capital-raising transaction.

     1.13 "Employee" shall mean any employee of the Company and/or of any Parent and/or of any Subsidiary, whether such Person is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

     1.14 "Executive Officer" shall mean the Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of any Parent and/or of any Subsidiary of the Company shall be deemed Executive Officers of the Company if they perform such policy-making functions for the Company.

     1.15 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, including any regulations or rules promulgated by the Commission thereunder (references herein to sections of the Exchange Act are intended to refer to sections of the Exchange Act as enacted at the time of the adoption of the Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Exchange Act resulting from recodification, renumbering or otherwise).

     1.16 "Fair Market Value" of a share of Common Stock as of a given valuation date shall be determined as follows:

          A. If the Common Stock is traded on a stock exchange, the Fair Market Value will be equal to the closing price of Common Stock on the principal exchange on which the Common Stock is then trading as reported by such exchange (or as reported by any composite index which includes such principal exchange) for the trading day previous to the date of valuation, or if the Common Stock is not traded on such date, on the next preceding trading day during which a trade occurred;

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          B. If the Common Stock is traded over-the-counter on the Nasdaq
National Market on the date in question, the Fair Market Value will be equal to the last transaction-price of the Common Stock as reported by Nasdaq for the trading day previous to the date of valuation, or if the Common Stock is not traded on such date, on the next preceding trading day during which a trade occurred;

          C. If the Common Stock is traded over-the-counter on the Nasdaq SmallCap Market, the Fair Market Value will equal the mean between the last reported closing representative bid and asked price for the Common Stock as reported by Nasdaq for the trading day previous to the date of valuation, or if the Common Stock is not traded on such date, on the next preceding trading day during which a trade occurred; or

          D. If the Common Stock is not publicly traded on an exchange and is not traded over-the-counter on Nasdaq, the Fair Market Value shall be determined by the Board acting in good faith on such basis as it deems appropriate, including quotations by market makers if the Common Stock is traded over-the-counter on the NASD Electronic Bulletin Board or Pink Sheets on the date in question should the Plan Administrator deem such quotations to be appropriate given the volume and circumstances of trades.

          E. The Fair Market Value as determined above shall be subject to such discount as the Plan Administrator may, in its sole discretion and without obligation to do so, determine to be appropriate to reflect any such impairments to the value of the associated Option Shares to which the valuation relates such as, by way of example and not limitation, (1) the fact that such Option Shares constitute unregistered securities (whether or not considered "restricted stock" within the meaning of Rule 144 of the Securities Act), and/or (2) such Option Shares are subject to conditions, risk of forfeiture, or repurchase rights or rights of first refusal which impair their value; provided, however, in the event of the grant or award of an Incentive Option, no discount shall be given with respect to any impairments in value attributable to any restriction which, by its terms, will never lapse within the meaning of Section 422(c)(7) of the Code.

     1.17 "Incentive Option" shall mean an Option which qualifies under Section 422 of the Code, and is specifically granted as an Incentive Option under the Plan in accordance with the applicable provisions of Article V.
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     1.18 "Non-Qualified Option" shall mean any Option granted under the Plan other than an Incentive Option; provided, however, the term Non-Qualified Option shall include any Incentive Option which at any time fails, for any reason, to qualify as an incentive stock option under Section 422 of the Code and the rules and regulations thereunder.

     1.19 "Option" shall mean an option to purchase Option Shares granted or awarded pursuant to Article V. Unless specific reference is made thereto, the
                    ---------
term "Options" shall be construed as referring to both Non-Qualified Options (including Replacement Options) and Incentive Options.

     1.20 "Option Price" is defined in section 5.02 of the Plan.
                                       ------------

     1.21 "Option Shares" shall mean any Option Shares which an Option entitles the holder thereof to purchase.

     1.22 "Parent" shall mean any "parent" of the Company, as such term is defined by, or interpreted under, Rule 405 of Regulation C promulgated under the Securities Act, including any such parent which is a corporation, partnership, limited partnership or limited liability company to the extent permitted under Rule 405 of Regulation C.

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     1.23 "Person" shall be defined, in its broadest sense, as any individual, entity or fiduciary such as, by way of example and not limitation, individual or natural persons, corporations, partnerships (limited or general), joint-ventures, associations, limited liability companies/partnerships or fiduciary arrangements (such as trusts and custodial arrangements).

     1.24 "Plan" shall mean this 1999 Pinnacle Oil International, Inc. Executive Stock Option Plan.

     1.25 "Plan Administrator" shall refer to the Person or Persons who are administering the Plan as described in Article III, to wit, the Board, the Plan
                                       -----------
Committee, or any Director-Officers designated by the Board or the Plan
Committee.

     1.26 "Plan Committee" shall mean that Committee comprised of members of the Board that may be appointed by the Board to administer and interpret the Plan as more particularly described in Article III of the Plan.
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     1.27 "Option Shares" shall refer to shares of Common Stock issuable in connection with Options granted in accordance with section 4.01.
                                                   ------------

     1.28 "Provincial Securities Laws" shall mean the securities laws of any province of Canada, including any regulations or rules promulgated thereunder, which may apply to a transaction described in this Plan by reason of, among other things, the Company's principal executive offices being located in such province or a Recipient residing in such province, at the time of such transaction.

     1.29 "Recipient" shall mean any Eligible Executive Officer who, at a particular time, receives the grant of an Option.

     1.30 "Recipient's Representative's Letter" shall mean that letter from an independent investment advisor of a Recipient in such form as prescribed by the Plan Administrator from time-to-time.

     1.31 "Replacement Option" shall mean a Non-Qualified Option specifically granted as a Replacement Option under the Plan in accordance with the applicable provisions of section 5.08.
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     1.32 "Reporting Company" shall mean a corporation which registers its equity securities pursuant to Sections 12(b) or 12(g) of the Exchange Act; provided, however, any foreign corporation which registers its equity securities as a "foreign private issuer" shall not be deemed a Reporting Company for purposes of this Plan unless and until such time as it is required or elects to register its equity securities as a foreign issuer other than a foreign private issuer.

     1.33 "Securities Act" shall mean the Securities Act of 1933, as amended, including all regulations or rules promulgated by the Commission thereunder (references herein to sections of the Securities Act are intended to refer to sections of the Securities Act as enacted at the time of the adoption of the Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Securities Act resulting from recodification, renumbering or otherwise).

     1.34 "Securities Laws" shall collectively refer to the Securities Act, the Exchange Act, the Blue Sky Laws and the Provincial Securities Laws.

     1.35 "Stock Option Certificate" shall refer to a Stock Option Certificate in such form as prescribed by the Plan Administrator from time-to-time; provided, however, the Company may, in its sole discretion, (1) revise any such form of Stock Option Certificate to reflect or incorporate such changes as the Company or its legal counsel may determine is appropriate and consistent with the

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terms of the Plan, and/or (2) evidence or confirm the grant of an Option in a written employment or consulting agreement in lieu of the form of any of the foregoing Stock Option Certificates.

     1.36 "Subsidiary" shall mean any "majority-owned subsidiary" of the Company, as such term is defined by, or interpreted under, Rule 405 of Regulation C promulgated under the Securities Act, including any such subsidiary which is a corporation, partnership, limited partnership or limited liability company to the extent permitted under Rule 405 of Regulation C. The term Subsidiary shall specifically exclude any majority-owned subsidiaries (other than the Company, if applicable) of any Parent.

     1.37 "Ten Percent Stockholder" shall mean a Person who owns, either directly or indirectly, at the time such Person is granted an Option, stock of the Company possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or of any Parent and/or any Subsidiary.

     1.38 "Termination By Company For Cause" shall mean a determination by the Plan Administrator that:

          A. Any representation or warranty of the Recipient in connection with the grant and/or subsequent exercise of an Option is not materially true, accurate and complete;

          B. The Recipient has breached or wrongfully failed and/or refused to fulfill and/or perform any of the Recipient's obligations, promises or covenants under the underlying Stock Option Certificate;

          C. The Recipient has breached or wrongfully failed and/or refused to fulfill and/or perform any of the Recipient's representations, warranties, obligations, promises or covenants in any agreement (other than the Stock Option Certificate) entered into between the Company and the Recipient, without cure, if any, as provided in such agreement;

          D. The Recipient has failed and/or refused to obey any lawful and proper order or directive of the Board, and/or the Recipient has intentionally interfered with the compliance by other employees of the Company with any such orders or directives;

          E. The Recipient has breached the Recipient's fiduciary duties to the Company;

          F. The Recipient has caused the Company to be convicted of a crime, or intentionally caused the Company to incur criminal penalties in material amounts;

          G. The Recipient has committed: (A) any act of fraud, misrepresentation, theft, embezzlement or misappropriation, and/or any other dishonest act against the Company and/or any of its affiliates, subsidiaries, joint ventures; or (B) any other offense involving moral turpitude, which offense is followed by conviction or by final action of any court of law; or (C) a felony;

          H. The Recipient has used alcohol or drugs to an extent that such use:
(A) interfered with or was likely to interfere with the Recipient's ability to perform the Recipient's duties to the Company; and/or (B) such use endangers or was likely to endanger the life, health, safety, or property of the Recipient, the Company, and/or any other person;

          I. The Recipient has demonstrated or committed such acts racism, sexism or other discrimination as would tend to bring the Company into public scandal or ridicule, or would otherwise result in material and substantial harm to the Company's business, reputation, operations, affairs or financial position; and/or

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          J. The Recipient engaged in other conduct constituting cause for termination.

     1.39 "Termination By Recipient For Good Reason" shall mean the following:

          A. The Company's representations or warranties in the Stock Option Certificate are not materially true, accurate and complete;

          B. The Company has intentionally and continually breached or wrongfully failed and/or refused to fulfill and/or perform any of the Company's obligations, promises or covenants under the underlying Stock Option Certificate;

          C. The Company has intentionally and continually breached or wrongfully failed and/or refused to fulfill and/or perform any of the Company's representations, warranties, obligations, promises or covenants in any agreement (other than the Stock Option Certificate) entered into between the Company and the Recipient, without cure, if any, as provided in such agreement; and/or

          D. The Company intentionally requires the Recipient to commit or participate in any felony or other serious crime.

     1.40 "Termination Of Recipient" is defined as the time when the employee-employer relationship between the Recipient and the Company (or any Parent or Subsidiary) is terminated for any reason whatsoever, whether voluntary or involuntary (including death or Disability), or with or without good cause, including, but not by way of limitation, termination by resignation, discharge, retirement, or leave of absence, but excluding terminations where: (1) the Recipient remains employed by the Company (if such termination relates to the Recipient's employment with any Parent and/or any Subsidiary) and/or by any Parent and/or any Subsidiary (if such termination relates to the Recipient's employment with the Company); (2) there is simultaneous employment of the Recipient by the Company and/or any Parent and/or any Subsidiary; and/or (3) there is a simultaneous establishment of a consulting relationship between the Company and the Recipient.

     1.41 "Transfer" shall mean any transfer or alienation of an Option which would directly or indirectly change the legal or beneficial ownership thereof, whether voluntary or by operation of law, and regardless of payment or provision of consideration, including, by way of example and not limitation: (i) the sale, assignment, bequest or gift of the Option; (ii) any transaction that creates or grants an option, warrant, or right to obtain an interest in the Option; (iii) any transaction that creates a form of joint ownership in the Option between the Recipient and one or more other Persons; (iv) any Transfer of the Option to a creditor of the Recipient, including the hypothecation, encumbrance or pledge of the Option or any interest therein, or the attachment or imposition of a lien by a creditor of the Recipient on the Option or any interest therein which is not released within thirty (30) days after the imposition thereof; (v) any distribution by a Recipient which is an entity to its stockholders, partners, co-venturers or members, as the case may be; or (vi) any distribution by a Recipient which is a fiduciary such as a trustee or custodian to its settlors or beneficiaries.

     1.42 "Withholding Taxes" means any federal, state, territorial, provincial and/or local employment taxes which the Company shall have the obligation to withhold from a Recipient in connection with the grant and/or exercise of any Option.

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                                  ARTICLE II

                                 TERM OF PLAN
                                 ------------

     2.01 Effective Date for Plan; Termination Date for Plan. The Plan shall be
          --------------------------------------------------
effective as of such time and date as the Plan is adopted by the Board, and the Plan shall terminate on the first business day prior to the ten (10) year anniversary of the date the Plan became effective. No Options shall be granted or awarded under the Plan before the date the Plan becomes effective or after the date the Plan terminates; provided, however: (i) all Options granted pursuant to the Plan prior to the effective date of the Plan shall not be affected by the termination of the Plan; and (ii) all other provisions of the Plan shall remain in effect until the terms of all outstanding Options have been satisfied or terminated in accordance with the Plan and the terms of such Options.

     2.02 Failure of Stockholders to Approve Plan. In the event the Plan is not
          ---------------------------------------
approved by the holders of a majority of the shares of Common Stock of the Company within twelve (12) months before or after the date the Plan becomes effective pursuant to section 2.01, then any Incentive Options granted under the
                      ------------
Plan shall be reclassified as Non-Qualified Options retroactive to the date of grant.

                                  ARTICLE III

                              PLAN ADMINISTRATION
                              -------------------

     3.01 General. The Plan shall be administered exclusively by the Board
          -------
and/or, to the extent authorized pursuant to this Article III, the Plan
                                                  -----------
Committee or Director-Officers (collectively, the "Plan Administrator").

     3.02 Delegation to Plan Committee. Subject to the authority granted to the
          ----------------------------
Board under the Articles of Incorporation and the Bylaws of the Company, the Board may, in its sole discretion and at any time, establish a committee comprised of two (2) or more members of the Board (the "Plan Committee") to administer the Plan either in its entirety or to administer such functions concerning the Plan as delegated to such Committee by the Board. Members of the Plan Committee may resign at any time by delivering written notice to the Board. Vacancies in the Plan Committee shall be filled by the Board. The Plan Committee shall act by a majority of its members in office. The Plan Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Plan Committee.

     3.03 Compliance with Rule 16b-3 of the Exchange Act. Anything in this
          ----------------------------------------------
Article III to the contrary notwithstanding, so long as this Company continues
-----------
as a Reporting Company or is otherwise required to register its equity securities under Sections 12(b) or 12(g) of the Exchange Act, any matter concerning a grant or award of an Option under the Plan to any Director, Executive Officer or Ten Percent Stockholder shall, to the extent desirable to qualify such Options as exempt under Rule 16b-3(b)(3) promulgated under the Exchange Act, be made only by: (i) the Board; (ii) the Plan Committee (provided it is comprised solely of "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3)); or (iii) a special committee of the Board, or subcommittee of the Plan Committee, comprised solely of two (2) or more members of the Board who are non-Employee Directors.

     3.04 Compliance with Section 162(m) of the Code. Anything in this Article
          ------------------------------------------                   -------
III to the contrary notwithstanding, in the event and commencing at such time as
---
any grant of an Option shall be subject to the deduction limitations prescribed by Section 162(m) of the Code, and the Plan Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m), the Plan Administrator shall (for purposes of making such grant) consist of a special committee of the Board comprised solely of two or more "outside directors" within the meaning of
Section 162(m).

     3.05 Delegation to Director-Officers. Subject to the authority granted to
          -------------------------------
the Board under the Articles of Incorporation and the Bylaws of the Company, the Board may, in its sole discretion and at any time, and subject to the authority granted to it by the Board, the Plan Committee may, in its sole discretion and at any time, delegate all or any portion of their authority described below under section 3.06(i) through section 3.06(ii) to one or more Directors who are
      ---------------         ----------------
also Director-Officers, provided that the Board or the Plan Committee (as the case may be) ratifies such actions by such designated Director-Officers. Notwithstanding the foregoing, so long as the Company continues as a Reporting Company no authority shall be delegated to the aforesaid Director-Officers with respect to any matter concerning a grant or award of an Option under the Plan to any Director, Executive Officer or Ten Percent Stockholder.

     3.06 Authority to Grant Options and to Determine Terms and Conditions of
          -------------------------------------------------------------------
Grant. Subject to any limitations prescribed by the Articles of Incorporation
-----
and Bylaws of the Company, and further subject to the express terms, conditions, limitations and other provisions of the Plan, the Plan Administrator shall have the full and final authority, in its sole discretion at any time and from time-to-time, to do any of the following: (i) designate and/or identify the Persons or classes of Persons who are considered Eligible Executive Officers; (ii) grant Options to such selected Eligible Executive Officers or classes of Eligible Executive Officers in such form and amount as the Plan Administrator shall determine; (iii) determine the number of Option Shares to be covered by each Option; (iv) approve forms of Stock Option Certificates for use under the Plan;
(v) impose such terms, limitations, restrictions and conditions upon any Option as the Plan Administrator shall deem appropriate and necessary including, without limitation: (1) the date of grant of the Option; (2) the time or times when Options may be exercised (which may be based on performance criteria); and
(3) any vesting and/or forfeiture conditions placed upon any Options; (vi) require as a condition of the grant of an Option that the Recipient surrender for cancellation some or all of any unexercised Options which have previously been granted to the Recipient under the Plan or otherwise (an Option whose grant is conditioned upon such surrender may have a price or value lower {or higher} than the surrendered Option; may cover the same {or a lesser or greater} number of shares of Common Stock as such surrendered Option; may contain such other terms as the Plan Administrator deems appropriate and necessary; and shall be exercisable in or granted in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option); (vii) approve the reduction in the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date such Option was granted; (viii) determine the type and value of consideration which the Company will accept from Recipients in payment for the exercise of Options;
(ix) adopt, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan; (xi) modify or amend each Option (subject to Article XVI), including the discretionary authority to extend the post-termination exercise period of Options longer than is otherwise provided for in the Plan; and (xii) agree to withhold Option Shares in satisfaction of any applicable Withholding Taxes. In determining the recipient, form and amount of Options, the Plan Administrator shall consider any factors it may deem relevant such as, by way of example and not limitation or obligation, the Recipient's functions, responsibilities, value of services to the Company, and past and potential contributions to the Company's profitability and sound growth.

     3.07 Authority to Interpret Plan; Binding Effect of All Determinations. The
          -----------------------------------------------------------------
Plan Administrator shall, in its sole and absolute discretion, interpret and determine the effect of all matters and questions relating to the Plan including, without limitation, all questions relating to whether a Termination Of Recipient has occurred such as, by way of example and not limitation, those relating to the effect of a leave of absence, a change in status from an employee to an independent contractor, and/or any other change in the employer-employee relationship. All interpretations and determinations of the Plan Administrator under the Plan (including, without limitation, determinations pertaining to the eligibility of Persons to receive Options, the form, amount and timing of Options, the methods of payment for Options, the restrictions and conditions placed upon Options, and the other terms and provisions of Options and the certificates or agreements evidencing same) need not be uniform and may be made by the Plan Administrator selectively among Persons who receive, or are eligible to receive, Options under the Plan, whether or not such Persons are similarly situated. All actions taken and all interpretations and determinations made under the Plan in good faith by the Plan Administrator shall be final and binding upon the Recipient, the Company, and all other interested Persons. No member of the Plan Administrator shall be personally liable for any action taken or decision made in good faith relating to the Plan, and all Persons constituting the Plan Administrator shall be fully protected and indemnified to the fullest extent permitted under applicable law by the Company in respect to any such action, determination, or interpretation.

     3.08 Compensation; Advisors. Members of the Plan Administrator shall
          ----------------------
receive such compensation for their services hereunder as may be determined by the Board. All expenses and liabilities incurred by members of the Plan Administrator in connection with the administration of the Plan shall be borne by the Company. The Plan Administrator may, at the cost of the Company, employ attorneys, consultants, advisors, accountants, appraisers, brokers or other Persons to provide advice, opinions or valuations, and the Plan Administrator shall be entitled to rely upon any such advice, opinions or valuations.

                                  ARTICLE IV

                   SHARES OF COMMON STOCK ISSUABLE UNDER PLAN
                   ------------------------------------------

     4.01 Maximum Number of Shares Authorized Under Plan. Option Shares which
          ----------------------------------------------
may be issued or granted under the Plan shall be authorized and unissued or treasury shares of Common Stock. The aggregate maximum number of Option Shares which may be issued shall not exceed one million (1,000,000) shares of Common Stock.

     4.02 Calculation of Number of Shares Available for Options. For purposes of
          -----------------------------------------------------
calculating the maximum number of Option Shares which may be issued under the Plan, the following rules shall apply:

          A. When Options are exercised, and when cash is used as full payment for Option Shares issuable upon exercise of such Options, all Option Shares
                                                          ---
issued in connection with such exercise (including Option Shares, if any, withheld in satisfaction of any applicable Withholding Taxes) shall be counted;

          B. When Options are exercised, and when shares of Common Stock are used as full or partial payment for Option Shares issuable upon exercise of such Options, the net Option Shares issued in connection with such exercise
             ---
(including Option Shares, if any, withheld in satisfaction of any Applicable Withholding Tax Requirements) shall be counted; and

          C. If the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option, and the grant of a new Option.

     4.03 Date of Options. The date an Option is granted shall mean the date
          ---------------
selected by the Plan Administrator as of which the Plan Administrator allots a specific number of Option Shares to a Recipient with respect to such Option pursuant to the Plan.

                                   ARTICLE V

                      OPTIONS (TO PURCHASE OPTION SHARES)
                      -----------------------------------

     5.01 Grant. The Plan Administrator may from time to time, and subject to
          -----
the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any Eligible Executive Officer one or more options ("Options") to purchase the number of Option Shares allotted by the Plan Administrator ("Option Shares"). Options shall be designated as Non-Qualified Options or Incentive Options; provided, however, no Incentive Option shall be granted to any Person who is not an "employee" (within the meaning of Sections 422(a)(2) and 3401(c) of the Code) of the Company and/or of any Parent and/or of any Subsidiary. All Options shall be Non-Qualified Options unless expressly stated by the Plan Administrator to be an Incentive Option, even if the terms and conditions of the Option comply with the terms and conditions of Section 422 of the Code. No Incentive Option may be granted in tandem with any other Option. The grant of an Option shall be evidenced by a written Stock Option Certificate, executed by the Recipient and an authorized officer of the Company, stating: (i) whether the Option is an Incentive Option, if applicable; (ii) the number of Option Shares subject to the Option; (iii) the Option Price (as such term is defined below) for the Option; and (iv) all other material terms and conditions of such Option.

     5.02 Option Price. The purchase price per Option Share deliverable upon the
          ------------
exercise of an Option (the "Option Price") shall be such price as may be determined by the Plan Administrator; provided, however: (i) if the Option is an Incentive Option, the Option Price per Option Share may not be less than the Fair Market Value of a share of Common Stock as of the date of the grant, unless the Recipient of the Option is a Ten Percent Stockholder at the time of grant, in which case the Option Price per Option Share may not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted; (ii) the Option Price per Option Share shall not be less than that allowed under the Applicable Laws; and (iii) under no circumstances shall the Option Price per Option Share be less than the then current par value per share of Common Stock, if applicable.

     5.03 Option Term; Expiration. The term of each Option shall commence at the
          -----------------------
grant date for such Option as determined by the Plan Administrator, and shall expire (unless an earlier expiration date is expressly provided in the underlying Stock Option Certificate or another section of the Plan including, without limitation, section 5.05), on the first business day prior to the ten
                    ------------
(10) year anniversary of the date of grant thereof; provided, however, notwithstanding the foregoing, any Incentive Options granted to a Ten Percent Stockholder shall terminate on the first business day prior to the five (5) year anniversary of the date of grant thereof. Except as limited by the requirements of Section 422(b)(3) of the Code in the case of Incentive Options, the Plan Administrator may extend the term of any outstanding Option should the Plan Administrator, in its sole and absolute discretion, determine it advisable or necessary to do so including, without limitation, in connection with any Termination Of Recipient.

     5.04 Exercise Date. Unless a later exercise date is expressly provided in
          -------------
the underlying Stock Option Certificate or another section of the Plan, each Option shall become exercisable on the later of: (i) the date of its grant as
                                       -----
determined by the Plan Administrator; or (ii) the date of delivery to the Recipient, and execution by the Company and the Recipient, of the underlying Stock Option Certificate evidencing the grant of the Option. No Option shall be exercisable after the expiration of its applicable term as set forth in section
                                                                        -------
5.03.  Subject to the foregoing, each Option shall be exercisable in whole or in
----
part during its applicable term unless expressly provided otherwise in the underlying Stock Option Certificate.

     5.05 Vesting Conditions. Subject to the limitations in Article VII relating
          ------------------                                -----------
to Termination Of Recipient, the Plan Administrator may subject any Options granted to such vesting conditions as the Plan Administrator, in its sole discretion, determines are appropriate and necessary, such as, by way of example and not obligation, the attainment of goals by the Recipient and/or the continued provision of employment services by such Recipient to the Company and/or to any Parent or Subsidiary. If no vesting is expressly provided in the underlying Stock Option Certificate, the Option Shares shall be deemed fully vested upon date of grant. Where vesting conditions are based upon continued performance of services to the Company, the special rules of Article VII
                                                             -----------
relating to Termination Of Recipient shall apply. No vesting conditions may be imposed which are not permitted, or exceed those permitted, under the exemption from registration or qualification to be relied upon under applicable Securities Laws, as selected by the Company in its sole discretion. If no vesting is expressly provided in the underlying Stock Option Certificate, the Option Shares shall be deemed fully vested upon date of grant. The Plan Administrator may waive the acceleration of any vesting and/or expiration provision of any outstanding Option should the Plan Administrator, in its sole and absolute discretion, determine it advisable or necessary to do so including, without limitation, in connection with any Termination Of Recipient.

     5.06 Manner of Exercise. An exercisable Option, or any exercisable portion
          ------------------
thereof, may be exercised solely by delivery to the Secretary of the Company at its principal executive offices prior to the time when such Option (or such portion) becomes unexercisable under this Article V of each of the following:
                                          ---------
(i) a Notice of Exercise of Stock Option in the form attached to the underlying Stock Option Certificate, duly signed by the Recipient or other Person then entitled to exercise the Option or portion thereof, stating the number of Option Shares to be purchased by exercise of the associated Option; (ii) subject to
Article VI relating to non-cash form of consideration, payment in full for the
----------
Option Shares to be purchased by exercise of the underlying Option, together with payment in satisfaction of any applicable Withholding Taxes (collectively, the "Gross Option Exercise Price"), in immediately available funds, in U.S. dollars; provided, however, the Plan Administrator may, in its sole discretion, permit a delay in payment of the Gross Option Exercise Price for a period of up to thirty (30) days; (iii) a Consent of Spouse from the spouse of the Recipient, if any, duly signed by such spouse; (iv) in the event that the Option or portion thereof shall be exercised by any Person other than the Recipient, appropriate proof of the right of such person or persons to exercise the Option or portion thereof; and (v) such documents, representations and undertakings as provided in the Stock Option Certificate and/or which the Plan Administrator, in its absolute discretion, deems necessary or advisable pursuant to section
                                                                     -------
10.01.
-----

     5.07 Net Conversion of Option. Notwithstanding section 5.06, if and to the
          ------------------------                  ------------
extent expressly permitted in the underlying Stock Option Certificate, or if and to the extent otherwise consented to by the Plan Administrator in writing, the Recipient may convert an Option, in whole or in part, into such net number of Option Shares as shall be determined by dividing (x) the difference between (I) the aggregate Fair Market Value of the total number Option Shares to be exercised as of the conversion date, together with payment in satisfaction of any applicable Withholding Taxes, and (II) the aggregate Exercise Price of such total number of Option Shares, by (y) the Fair Market Value of one Option Share as of the date of conversion. The Recipient shall, in the event of such permitted conversion, deliver to the Company all of the items described in section 5.06 with respect to the underlying Option (other than section 5.06 to
------------                                                   ------------
the extent payment therefore is not required by operation of this section 5.07).
                                                                  ------------

     5.08 Grant of Replacement Options. In the event:  (i)  the Gross Option
          ----------------------------
Exercise Price is paid in the form of shares of Common Stock owned by the Recipient pursuant to section 6.01 of Article VI; and (ii) the exercising
                      ------------
Recipient is then an Eligible Executive Officer, then the Plan Administrator in its sole discretion may, or the Plan Administrator (if and to the extent expressly required by the underlying Stock Option Certificate) shall, grant to the exercising Recipient options (the "Replacement Options") entitling the exercising Recipient to purchase such number of Option Shares as shall equal the number of shares of Common Stock delivered to the Company in payment of the Gross Option Exercise Price with respect to the underlying Stock Option Certificate. Each Replacement Option shall: (1) be immediately exercisable upon its grant (without any vesting conditions); (2) have an Option Price for each Option Share which equals the Fair Market Value of the

Common Stock so paid as determined for purposes of payment pursuant to section
                                                                       -------
6.01 of Article VI; (3) have an Option Term co-terminus with that of the
----    ----------
underlying Option; and (4) contain such other terms and conditions as contained in the underlying Stock Option Certificate. Shares of Common Stock received by the Recipient in connection with the grant of the Replacement Option may not be used as consideration in connection with the exercise of the Replacement Option, unless such shares of Common Stock have been held by the Recipient for a period of at least one (1) year, and such form of payment is otherwise permitted pursuant to the terms of Article VI. Each Replacement Option shall be a Non-
                         ----------
Qualified Option, even if the underlying Option was an Incentive Option or the terms and conditions of the Replacement Option would independently comply with the terms and conditions of Section 422 of the Code. The grant of a Replacement Option shall be evidenced by a written Stock Option Certificate, executed by the Recipient and an authorized officer of the Company, stating: (A) the number of Option Shares subject to the Option; (B) the Option Price (determined in the manner prescribed above in this section) for the Option; and (C) all other material terms and conditions of such Option.

     5.09 Conditions to Issuance of Option Shares. The Company shall not be
          ---------------------------------------
required to issue or deliver any certificate or certificates representing the Option Shares purchased upon exercise of any Option or any portion thereof prior to fulfillment of all of the following conditions: (i) the delivery of the documents described in section 5.06; (ii) the receipt by the Company of full
                       ------------
payment for such Option Shares, together with payment in satisfaction of any applicable Withholding Taxes; (iii) subject to Article X, the satisfaction of
                                               ---------
any requirements or conditions of the Applicable Laws; and (iv) the lapse of such reasonable period of time following the exercise of the Option as the Plan Administrator may establish from time-to-time for administrative convenience.

     5.10 Notice of Disposition of Option Shares Acquired by Exercise of
          --------------------------------------------------------------
Incentive Options. The Plan Administrator may require any Recipient who is an
-----------------
Employee who acquires any Option Shares pursuant to the exercise of an Incentive Option to give the Company prompt notice of any "disposition" (within the meaning of Section 422(a)(1) of the Code) of such Option Shares within (i) two
(2) years from the date of grant of the underlying Incentive Option, or (ii) one
(1) year after the issuance of such Option Shares to such Employee, for purposes of satisfaction of any applicable Withholding Taxes. The Plan Administrator may direct that the certificates evidencing such Option Shares refer to such requirement to give prompt notice.

                                  ARTICLE VI

                        NON-CASH PURCHASE CONSIDERATION
                        -------------------------------

     6.01 General. Notwithstanding section 5.06, if and to the extent expressly
          -------                  ------------
permitted in the underlying Stock Option Certificate, or if and to the extent otherwise consented to by the Plan Administrator in writing, payment of the Gross Option Exercise Price may be made by one or more of the following non-cash forms of payment in lieu of cash consideration:

          A. Shares of Common Stock owned by the Recipient duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Gross Option Exercise Price of the Option Shares with respect to which the Option or portion thereof is thereby exercised;

          B. The surrender or relinquishment of options, warrants or other rights to acquire Common Stock held by the Recipient, with a Fair Market Value on the date of delivery (or date of grant if permitted by the Plan Administrator) equal to the aggregate Gross Option Exercise Price of the Option Shares with respect to which the Option or portion thereof is thereby exercised;

          C. A reduction in the amount of any Company liability to the Recipient, including any liability attributable to the Recipient's participation in any Company-sponsored deferred compensation program or arrangement;

          D. A full recourse promissory note bearing interest at a rate as shall then preclude the imputation of interest under the Code, and payable upon such terms as may be prescribed by the Plan Administrator. The Plan Administrator shall prescribe the form of such note and the security to be given for such note. Notwithstanding the foregoing, no Option may be exercised by delivery of a promissory note or by a loan from the Company if such loan or other extension of credit is prohibited by law at the time of exercise of this Option or does not comply with the provisions of Regulation G promulgated by the Federal Reserve Board with respect to "margin stock" if the Company and the Recipient are then subject to such Regulation;

          E. Any combination of the foregoing methods of payment; and/or

          F. Such other good and valuable consideration and method of payment for the issuance of Option Shares to the extent permitted by Applicable Laws.

                                  ARTICLE VII

                    SPECIAL RULES FOR VESTING OR FORFEITURE

             CONDITIONS BASED ON CONTINUED PERFORMANCE OF SERVICES
             -----------------------------------------------------

     7.01 Lapse of Unvested Options. Where vesting conditions are imposed upon
          -------------------------
Options, and such conditions are based upon continued performance of services to the Company, then, in the event of Termination Of Recipient, the prospective right to purchase unvested Option Shares shall immediately lapse upon such
                  --------
termination if not exercised prior thereto; provided, however, the Plan Administrator may, but without any obligation to do so, provide in the underlying Stock Option Certificate that such unvested Options shall immediately
                                                                     -----------
vest upon the occurrence of one or more of the following events as selected by
----
the Plan Administration in its sole and absolute discretion: (1) in the event of Termination of Recipient where such termination is made by the Recipient and constitutes Termination By Recipient For Good Reason; (2) in the event of Termination of Recipient where such termination is made by the Company but does not constitute Termination By Company For Cause; and/or (3) in the event of Termination of Recipient due to his or her death or Disability.

     7.02 Immediate Vesting of Unvested Options Upon Specified Events. The Plan
          -----------------------------------------------------------
Administrator may, but without any obligation to do so, provide in the underlying Stock Option Certificate that unvested Options shall immediately vest
                                                                ----------------
upon the occurrence of one or more of the following events as selected by the Plan Administration in its sole and absolute discretion: (i) in the event of a Change In Control; and/or (ii) in the event of an Approved Corporate Transaction.

     7.03 Acceleration of Expiration Date - Vested Options. Where vesting
          ------------------------------------------------
conditions are imposed upon Options, and such conditions are based upon continued performance of services to the Company, then, in the event of Termination Of Recipient, unless otherwise expressly waived or extended by the underlying Stock Option Certificate, the following rules shall apply:

          A. The expiration date for vested Options shall be accelerated to
                 ---------------     ------
thirty (30) days after the effective date of Termination Of Recipient; provided, however, the Plan Administrator may, but without any obligation to do so, provide in the underlying Stock Option Certificate that the expiration date for vested Options shall not be accelerated in any event, or be accelerated to a
------
date later than said thirty (30) days after the effective date of Termination Of Recipient, in any of the following events as selected by the Plan Administration in its sole and absolute discretion: (i) in the event of Termination of Recipient where such termination is made by the Recipient and constitutes Termination By Recipient For Good Reason; (ii) in the event of Termination of Recipient where such termination is made by the Company but does not constitute Termination By Company For Cause; and/or (iii) in the event of Termination of Recipient due to his or her death or Disability.

     B. The expiration date for unvested Options (insofar as they do not become
            ---------- ----     --------
immediately vested pursuant to section 7.02)) shall be upon Termination Of
                               -------------
Recipient if earlier than the expiration date specified in section 5.03.
                                                           ------------

                                 ARTICLE VIII

                            ASSIGNABILITY OF OPTIONS
                            ------------------------

     8.01 Exercise of Options. Options (whether vested or unvested) may be
          -------------------
exercised only by the original Recipient thereof or, to the extent a Transfer is permitted pursuant to section 8.02 and/or section 8.03 below, by a permitted
                      ------------        ------------
transferee of such Options.

     8.02 Transfer of Options. Except as provided in section 8.03 below, no
          -------------------                        ------------
Options (whether vested or unvested) may be Transferred by a Recipient, including upon the Death of a Recipient and/or pursuant to a Qualified Domestic Relations Order as defined by Section 414(p) of the Code, unless (A) such
                                                          ------
Transfer is expressly permitted in the underlying Stock Option Certificate, or
(B) the Plan Administrator, in its sole and absolute discretion, otherwise consents to such Transfer in writing; provided, however, anything in the preceding sentence to the contrary notwithstanding, the following Options may not in any circumstances be Transferred:

          A. Incentive Options, except to the extent such Transfer (if otherwise permitted under the terms of the Stock Option Certificate or by the Plan Administrator) will not violate Section 422(b)(5) of the Code (i.e., any Transfer {including Transfers pursuant to Qualified Domestic Relations Orders} other than Transfers to a deceased Recipient's successors pursuant to will or the laws of descent or distribution by reason of the death of the Recipient);

          B. Options registered under the Securities Act with the Commission on Form S-8; and/or

          C. Options granted pursuant to any other exemption from registration or qualification to be relied upon by the Company under applicable Securities Laws which prohibits such assignment.

     8.03 Death of Recipient. Upon the death of the Recipient, vested Options
          ------------------                                   ------
may, if such Transfer is expressly permitted in the underlying Stock Option Certificate, or if the Plan Administrator, in its sole and absolute discretion, otherwise consents to such Transfer in writing, be Transferred to such Persons who are the deceased Recipient's successors pursuant to will or the laws of descent or distribution by reason of the death of the Recipient (the "Recipient's Successors") and, in the case of vested Options, may thereafter be
                                              ------
exercised by the Recipient's Successors. Options so Transferred shall not be further Transferred by the Recipient's Successors except to the extent the original Recipient of such Options would have been permitted to Transfer such Options pursuant to section 8.02.
                    ------------

     8.04 Effect of Prohibited Transfer or Exercise. Any Transfer or exercise of
          -----------------------------------------
any Option so Transferred in violation of this Article VIII shall be null and
                                               ------------
void ab initio and of no further force and effect.

                                  ARTICLE IX

                             NO STOCKHOLDER RIGHTS
                             ---------------------

     9.01 General. The Recipient of any Option (whether vested or unvested)
          -------
shall not be, nor shall such Recipient have any of the rights or privileges of, a stockholder of the Company with respect to the Option Shares underlying the Option including, by way of example and not limitation, the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends, distributions, subscription rights or otherwise, unless and until all conditions for exercise of the Option shall be satisfied, and the Option duly exercised and underlying Option Shares duly issued and delivered, at which time the Recipient shall become a stockholder of the Company with respect to such issued Option Shares and, in such capacity, shall thereafter be fully entitled to receive dividends (if any are declared and paid), to vote, and to exercise all other rights of a stockholder with respect to such issued Option Shares.

                                   ARTICLE X

                   COMPLIANCE WITH APPLICABLE SECURITIES LAWS
                   ------------------------------------------

     10.01 Registration or Exemption from Registration. Unless expressly
           -------------------------------------------
stipulated in the underlying Stock Option Certificate, in no event shall the Company be required at any time to register any securities issued under or derivative from the Plan, including any Option or Option Shares awarded or granted hereunder (collectively, the "Plan Securities"), under the Securities Act (including, without limitation, as part of any primary or secondary offering, or pursuant to Form S-8) or to register or qualify the Plan Securities under any applicable Securities Laws. In the event the Company does not register or qualify the Plan Securities, the Plan Securities shall be issued in reliance upon such exemptions from registration or qualification under the applicable Securities Laws that the Company and its legal counsel, in their sole discretion, shall determine to be appropriate and necessary with respect to any particular offer or sale of securities under the Plan including, without limitation:

           A. In the case of applicable federal Securities Laws, any of the following if available: (1) Section 3(a)(11) of the Securities Act for intrastate offerings and Rule 147 promulgated thereto; (2) Section 3(b) of the Securities Act for limited offerings and Rule 701 promulgated thereto and/or Rules 504 and/or 505 of Regulation D promulgated thereto, and/or (3) Section 4(2) of the Securities Act for private offerings and Rule 506 of Regulation D promulgated thereto; and

           B. In the case of applicable Blue Sky Laws and/or Provincial Securities Laws (as may be applicable), the requirements of any applicable exemptions from registration or qualification afforded by such Blue Sky Laws and/or Provincial Securities Laws.

     10.02 Failure or Inability to Obtain Regulatory Consents or Approvals. In
           ---------------------------------------------------------------
the event the Company is unable to obtain, without undue burden or expense, such consents or approvals that may be required from any applicable regulatory authority (or may be deemed reasonably necessary or advisable by legal counsel for the Company) with respect to the applicable exemptions from registration or qualification under the applicable Securities Laws which the Company is reasonably relying upon, the Company shall have no obligation under this Agreement to issue or sell the Plan Securities until such time as such consents or approvals may be reasonably obtained without undue burden or expense, and the Company shall be relieved of all liability therefor; provided, however, the Company shall, if requested by the Recipient, rescind the Recipient's investment decisions and return all funds or payments made by the Recipient to the Company should the Company fail to obtain such consents or approvals within a reasonable time after the Recipient tenders such funds or property to the Company.

     10.03 Provision of Other Documents, Including Recipient's Representative's
           --------------------------------------------------------------------
Letter. If requested by the Company, the Recipient shall provide such further
------
representations or documents as the Company or its legal counsel, in their reasonable discretion, deem necessary or advisable in order to effect compliance with the conditions of any and all of the aforesaid exemptions from registration or qualification under the applicable Securities Laws which the Company is relying upon, or with all applicable rules and regulations of any applicable securities exchanges or Nasdaq. If required by the Company, the Recipient shall provide a Recipient's Representative's Letter from a purchaser representative with credentials reasonably acceptable to the Company to the effect that such purchaser representative has reviewed the Recipient's proposed investment in the Plan Securities and has determined that an investment in the Plan Securities:
(i) is appropriate in light of the Recipient's financial circumstances, (ii) that the purchaser representative and, if applicable, the Recipient, have such knowledge and experience in financial and business matters that such persons are capable of evaluating the merits and risks of an investment in the Plan Securities, and (iii) that the purchaser representative and, if applicable, the Recipient, have such business or financial experience to be reasonably assumed to have the capacity to protect the Recipient's interests in connection with the purchase of the Plan Securities.

     10.04 Legend on Option Shares. In the event the Company delivers
           -----------------------
unregistered Option Shares, the Company reserves the right to place the following legend or such other legend as it deems necessary on the share certificate or certificates to comply with the applicable Securities Laws being relied upon by the Company.

     The securities represented by this certificate have not been (1) registered under the United States Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from registration afforded by such act, or (2) registered under the securities laws of any state or territory of the United States or Province of Canada which may be applicable, in reliance upon an exemption from registration afforded by such state, territorial and/or provincial securities laws. These securities have been acquired for the holder's own account for investment purposes and not with a view for resale or distribution. These securities may not be sold or transferred unless (A) they have been registered under the Securities Act as well as under the securities laws of any state or territory of the United States as may then be applicable, or (B) the transfer agent (or the Company if then acting as its transfer agent) is presented with either a written opinion satisfactory to counsel for the company or a no-action or interpretive letter from the United States Securities And Exchange Commission and any applicable state, territorial and/or provincial securities regulatory agency to the effect that such registration is not required under the circumstances of such sale or transfer.

                                  ARTICLE XI

                        REPORTS TO RECIPIENTS OF AWARDS
                        -------------------------------

     11.01 Financial Statements. The Company shall provide each Recipient with
           --------------------
the Company's financial statements, in the form generally distributed to its stockholders, at least annually.

     11.02 Incentive Stock Option Reports. The Company shall provide, with
           ------------------------------
respect to each holder of an Incentive Option who has exercised such Incentive Option, on or before January 31st of the year following the year of exercise of such Incentive Option, a statement containing the following information: (i) the Company's name, address, and taxpayer identification number; (ii) the name, address, and taxpayer identification number of the Person to whom Option Shares were issued by the Company upon exercise of the Incentive Option; (iii) the date the Incentive Option was granted;

(iv) the date the Option Shares underlying the Incentive Option were issued pursuant to the exercise of the Incentive Option; (v) the Fair Market Value of the Option Shares on date of exercise; (vi) the number of Option Shares issued upon exercise of the Incentive Option; (vii) a statement that the Incentive Option was an incentive stock option; and (viii) the total cost of the Option Shares.

                                  ARTICLE XII

                                  ADJUSTMENTS
                                  -----------

     12.01 Common Stock Recapitalization or Reclassification; Combination or
           -----------------------------------------------------------------
Reverse Stock Split; Forward Stock Split. If (i) outstanding shares of Common
----------------------------------------
Stock are subdivided into a greater number of shares by reason of recapitalization or reclassification, (ii) a dividend in Common Stock shall be paid or distributed in respect of the Common Stock, then the number of Option Shares, if any, available for issuance under the Plan, and the Option Price of any outstanding Options in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased and reduced, respectively. If outstanding shares of Common Stock are combined into a lesser number of shares by reason of combination or reverse stock split, then the number of Option Shares, if any, available for issuance under the Plan, and the Option Price of any outstanding Option in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately reduced and increased, respectively.

     12.02 Consolidation or Merger; Exchange of Securities; Divisive
           ---------------------------------------------------------
Reorganization; Other Reorganization or Reclassification. In case of (i) the
--------------------------------------------------------
consolidation, merger, combination or exchange of shares of capital stock with another entity, (ii) the divisive reorganization of the Company (i.e., split-up, spin-off or split-off), or (iii) any capital reorganization or any reclassification of Common Stock (other than a recapitalization or reclassification described above in section 12.01), the Recipient shall
                                    -------------
thereafter be entitled upon exercise of the Option to purchase the kind and number of shares of capital stock or other securities or property of the Company (or its successor{s}) receivable upon such event by a Recipient of the number of Option Shares which such Option entitles the Recipient to purchase from the Company immediately prior to such event. In every such case, the Company may appropriately adjust the number of Option Shares which may be issued under the Plan, the number of Option Shares subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Plan Administrator.

     12.03 Adjustments Determined in Sole Discretion of Board. All adjustments
           --------------------------------------------------
to be made pursuant to the foregoing subsections shall be made in such manner as the Plan Administrator shall deem equitable and appropriate, the determination of the Plan Administrator shall be final, binding and conclusive.

     12.04 No Other Rights to Recipient. Except as expressly provided in this
           ----------------------------
Article XII:  (i) the Recipient shall have no rights by reason of any
-----------
subdivision or consolidation of shares of capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and (ii) the dissolution, liquidation, merger, consolidation or divisive reorganization or sale of assets or stock to another corporation (including any Approved Corporate Transactions), or any issue by the Company of shares of capital stock of any class, or warrants or options or rights to purchase securities (including securities convertible into shares of capital stock of any class), shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or the Option Price for, the Option Shares. The grant of an Option pursuant to the Plan shall not in any way affect or impede the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

                                 ARTICLE XIII

              APPROVED CORPORATE TRANSACTIONS -- AFFECT ON OPTIONS
              ----------------------------------------------------

     13.01 General. Notwithstanding Article XII above, in the event of the
           -------                  -----------
occurrence of any Approved Corporate Transaction, or in the event of any change in applicable laws, regulations or accounting principles, the Plan Administrator in its discretion is hereby authorized to take any one or more of the following actions whenever the Plan Administrator determines that such action is appropriate in order to facilitate such Approved Corporate Transactions or to give effect to changes in laws, regulations or principles:

           A. Purchase or Replacement of Option. In its sole and absolute
              ---------------------------------
discretion, and on such terms and conditions as it deems appropriate, the Plan Administrator may provide, either by the terms of the underlying Stock Option Certificate or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Recipient's request, for any one or combination of the following: (1) the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option, or realization of the Recipient's rights had such Option been currently exercisable or payable or fully vested; and/or (ii) the replacement of such Option with other rights or property (which may or may not be securities) selected by the Plan Administrator in its sole discretion.

           B. Acceleration of Vesting and Exercise. In its sole and absolute
              ------------------------------------
discretion, and on such terms and conditions as it deems appropriate, the Plan Administrator may provide, either by the terms of the underlying Stock Option Certificate or by action taken prior to the occurrence of such transaction or event, that such Option may not be exercised after the occurrence of such event; provided, however, the Recipient must be given the opportunity, for a specified period of time prior to the consummation of such transaction, to exercise the Option as to all Option Shares (i.e., both fully vested and unvested) covered thereby.

           C. Assumption or Substitution. In its sole and absolute discretion,
              --------------------------
and on such terms and conditions as it deems appropriate, the Plan Administrator may provide, either by the terms of the underlying Stock Option Certificate or by action taken prior to the occurrence of such transaction or event, that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the capital stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

                                  ARTICLE XIV

                     CERTAIN TRANSACTIONS WITHOUT CHANGE IN
                   BENEFICIAL OWNERSHIP --  AFFECT ON OPTIONS
                   ------------------------------------------

     14.01 General. Notwithstanding Article XII above, in the event of a
           -------                  -----------
transaction whose principal purpose is to change the State in which the Company is incorporated, or to form a holding company, or to effect a similar reorganization as to form of entity without change of beneficial ownership, including, without limitation, through: (i) a merger or consolidation or stock exchange or divisive reorganization (i.e., spin-off, split-off or split-up) or other reorganization with respect to the Company and/or its stockholders, or
(ii) the sale, transfer, exchange or other disposition by the Company of its assets in a single or series of related transactions, then the Plan Administrator may provide, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the underlying Stock Option Certificate or by action taken prior to the occurrence of such transaction or event, that such Option shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the capital stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

                                  ARTICLE XV

                               DRAG-ALONG RIGHTS
                               -----------------

     15.01 General. In the event the Board and, to the extent required by law,
           -------
the stockholders of the Company, approve the sale, transfer, exchange or other disposition of fifty percent (50%) or more of the capital stock of the Company in a single or series of related transactions (an "Approved Stock Sale Transaction"), the Company shall have the right (the "Drag-Along Right") to require the Recipient and/or his, her or its permitted successors, to sell, transfer, exchange or otherwise dispose of any Plan Shares held by such Persons as part of such Approved Stock Sale Transaction, notwithstanding that such Persons did not approve of such Approved Stock Sale Transaction and/or did not otherwise consent to the sale, transfer, exchange or other disposition of their Plan Shares in accordance with the terms of such Approved Stock Sale Transaction; provided, however, in the event less than all of the shares of Common Stock are to be sold, transferred, exchanged or otherwise disposed as part of the Approved Stock Sale Transaction, the Recipient and/or his, her or its permitted successors will not be required to sell, transfer, exchange or otherwise dispose of a number of Plan Shares which exceeds the aggregate number of Plan Shares held by such Person multiplied by a fraction, the numerator of which is the number of Plan Shares held by such Persons and the denominator of which is the total number of share of Common Stock then issued and outstanding.

     15.02 Legend on Shares. To facilitate compliance with the terms of this
           ----------------
Article XV, the Company shall have the right to place the following legend on
----------
the certificates representing the Plan Shares:

     "The securities represented by this certificate are subject to certain drag-along rights set forth in full in that certain 1999 Clean Energy Technologies, Inc. stock plan dated March 5, 1999, as it may be amended or restated from time to time, a copy of which may be inspected by authorized persons at the principal office of the company, and all the provisions of which are incorporated by reference in this certificate."

     15.03 Escrow; Irrevocable Power Of Attorney. For purposes of facilitating
           -------------------------------------
the obligation to transfer set forth in this Article XV, the Company, in its
                                             ----------
sole discretion, may require each Recipient and/or his, her or its permitted successors, at the Company's cost, to deliver the share certificate(s) representing the Plan Shares held by such Recipient and/or his, her or its permitted successors (the "Stock Certificate") with a stock power executed by such Recipient and/or his, her or its permitted successors in blank, to the Secretary of the Company or the Company's designee, to hold the Stock Certificate and stock power in escrow and to take all such actions and to effectuate all such transfers or releases as are in accordance with the terms of this Article XV. The Stock Certificate may be held in escrow so long as the
     ----------
Plan Shares represented by the Stock Certificate are subject to the terms of this Article XV. The Recipient and/or his, her or its permitted successors each
     ----------
hereby irrevocably constitutes and appoints the Secretary of the Company, with full power of substitution, as the true and lawful attorney to act as escrow holder for such Persons under this Article XV, and any amendments to it. The
                                   ----------
power of attorney hereby granted is irrevocable and shall be deemed to be coupled with an interest, and it shall survive death, disability, dissolution or termination of the Recipient and/or his, her or its permitted successors. The escrow holder will not be liable to any party for any act or omission unless the escrow holder is grossly negligent in performing such act or omission. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

                                  ARTICLE XVI

         AMENDMENT AND DISCONTINUATION OF PLAN; MODIFICATION OF AWARDS
         -------------------------------------------------------------

     16.01 Amendment, Modification or Termination of Plan. The Board may amend
           ----------------------------------------------
or modify the Plan or suspend or discontinue the Plan at any time or from time-to-time; provided, however, (i) no such action may adversely alter or impair any Option previously granted under the Plan without the consent of each Recipient affected thereby, and (ii) no action of the Board will cause Incentive Options granted under the Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose.

     16.02 Modification of Terms of Outstanding Options. Subject to the terms
           --------------------------------------------
and conditions and within the limitations of the Plan, the Plan Administrator may modify the terms and conditions of any outstanding Options granted under the Plan, including extending the expiration date of such Options or renewing such Options or repricing such options or modifying any vesting conditions (but only, in the case of Incentive Options, to the extent permitted under Section 422 of the Code), or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised); provided, however, no modification of any outstanding Option may, without the consent of the Recipient affected thereby, adversely alter or impair such Recipient's rights under such Option.

     16.03 Compliance with Laws. The Plan Administrator may, at any time or from
           --------------------
time-to-time, without receiving further consideration from, or paying any consideration to, any Person who may become entitled to receive or who has received the grant of an Option hereunder, modify or amend Options granted under the Plan as required to: (i) comport with changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to the Plan or Options thereunder or to comply with the rules or requirements of any stock exchange or Nasdaq and/or (ii) ensure that the Plan is and remains exempt from the application of any participation, vesting, benefit accrual, funding, fiduciary, reporting, disclosure, administration or enforcement requirement of either the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the corresponding provisions of the Internal Revenue Code of 1986, as amended (Subchapter D of Title A, Chapter 1 of the Code {encompassing Sections 400 to 420 of the Code}).

                                 ARTICLE XVII

                                 MISCELLANEOUS
                                 -------------

     17.01 Performance on Business Day. In the event the date on which a party
           ---------------------------
to the Plan is required to take any action under the terms of the Plan is not a business day, the action shall, unless otherwise provided herein, be deemed to be required to be taken on the next succeeding business day.

     17.02 Employment Status. In no event shall the granting of an Option be
           -----------------
construed to: (i) grant a continued right of employment to a Recipient if such Person is employed by the Company and/or by the Parent and/or any Subsidiary, or
(ii) affect, restrict or interfere with in any way any right the Company and/or Parent and/or any Subsidiary may have to terminate or otherwise discharge the employment and/or engagement of such Person, at any time, with or without cause, except to the extent that such Person and the Company and/or Parent and/or any Subsidiary may have otherwise expressly agreed in writing. Unless otherwise expressly agreed in writing, the application and/or construction of the terms Termination By Company For Cause, Termination By Recipient For Good Reason and Termination Of Recipient are solely intended for, and shall be limited to, the operation of the vesting and expiration provisions of Options granted under this Plan, and governing Stock Option Certificates, and not for any other purpose.

     17.03 Non-Liability For Debts; Restrictions Against Transfer. No Options
           ------------------------------------------------------
granted hereunder, or any part thereof, (i) shall be liable for the debts, contracts, or engagements of a Recipient, or such Recipient's successors in interest as permitted under this Plan, or (ii) shall be subject to disposition by transfer, alienation, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment, or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void ab initio and of no further force and effect.

     17.04 Relationship Of Plan To Other Options And Compensation Plans. The
           ------------------------------------------------------------
adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent or Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company to: (i) establish any other forms of incentives or compensation for Employees of the Company and/or of any Parent and/or any Subsidiary; or (ii) to grant options to purchase shares of Common Stock or to award shares of Common Stock or grant any other securities or rights otherwise under this Plan in connection with any proper corporate purpose including but not by way of limitation, in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

     17.05 Severability. If any term or provision of this Plan or the
           ------------
application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event: (i) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Plan, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (ii) the remaining part of this Plan (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

     17.06 Headings; References; Incorporation; Gender; Statutory References.
           -----------------------------------------------------------------
The headings used in this Plan are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Plan or any provision hereof. References to this Plan shall include all amendments or renewals thereof. All cross-references in this Plan, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Plan, and shall not be construed to be referenced to the overall transaction or to any other agreement or document.
Any Exhibit referenced in Plan shall be construed to be incorporated in this Plan by such reference. As used in this Plan, each gender shall be deemed to include the other gender, including neutral genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires. Any reference to statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

     17.07 Applicable Law. This Plan and the rights and remedies of each party
           --------------
arising out of or relating to this Plan (including, without limitation, equitable remedies) shall (with the exception of the Securities Laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Nevada, as if this Plan were made, and as if its obligations are to be performed, wholly within the State of Nevada.